SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

         / / Preliminary Proxy Statement

         / / Confidential, for Use of the Commission  Only (as permitted by Rule
             14a-6(e)(2))
         / / Definitive Proxy Statement
         / / Definitive Additional Materials
         /X/ Soliciting Material Pursuant to Rule 14a-12

                             WESTERN RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         /X/ No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:


         / / Fee paid previously with preliminary materials.

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            Act Rule  0-11(a)(2) and identify the filing or which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
            registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

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(4)      Date Filed:

     [THIS FILING CONSISTS OF A REPORT FROM AN INTERNAL EMPLOYEE NEWSLETTER]

SYNERGY                                                         November 9, 2000
         making life a little easier                         Volume 9, Number 45


[Excerpt]

Following this morning's  announcement that Public Service Company of New Mexico
(PNM)  and  Western   Resources  have  signed  an  agreement  to  merge  utility operations, employee meetings were conducted in Topeka.

David C. Wittig, Western Resources chairman of the board, president and CEO, welcomed employees and introduced Bill Real, PNM executive vice president, power production and energy services. Real told employees about his background, gave an overview of PNM and addressed why the transaction makes excellent business sense. Real will head the PNM integration process, which will involve employee transition teams from both companies the coming months.

Following are some questions and answers concerning the agreement. Further Q & A will be published as more meetings occur across the company territory over the next weeks.

If I am a Western Resources shareholder, what can I expect to have after the transaction?

At the close of the transaction, for each share of Western Resources stock you own, you will receive a fractional share of stock in a new holding company, of which Western Resources and PNM will be subsidiaries. You also will receive a fractional share of Westar Industries, which will be distributed to you at transaction close.

When will the shareholders vote on the transaction?

Shareholders are expected to vote on the transaction next spring. Shareholders are not required to take any action before the shareholder meetings are scheduled.

What is the dividend for the new company?  For Westar Industries?

Shareholders of the combined company after the closing will receive PNM's dividend. PNM's current dividend is $.80 per share. Westar Industries is not expected to pay a dividend.

What happens to employee benefits?

The integration team will review best practices at both companies, including benefit plans, to create a competitive package for employees. Benefit plans will remain the same for at least two years following the merger.

When will the deal close?

The entire approval process is expected to be completed within 12-15 months.

What approvals are needed?

Western Resources and PNM shareholders will need to approve the merger, as will the Kansas Corporation Commission, the New Mexico Public Regulatory Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission and the Nuclear Regulatory Commission.

What happens to the management of the company?

Upon completion of the deal, Jeff Sterba will be chairman, president and CEO of the combined company, and David C. Wittig will be chairman, president and CEO of Westar Industries, which has our interests in Protection One, ONEOK and other investments and will have an interest in the new combined company.

Will KGE and KPL merge into one operating company as a result of this transaction?

At this point, no plans have been made to alter the current organizational structures of KGE and KPL.

What facets of the business will be based in Wichita?

At this time, no plans have been made to alter business operations already established in Wichita.

Which parts of Western Resources' businesses are affected?

PNM will acquire Western Resources' utility operations. Westar Industries will include the non-utility assets, including its 85 percent stake in Protection.

One, its interest in ONEOK, other investments and an interest in the new combined company, which will be split off to shareholders at the time of the merger.

How will PNM's merger with Western Resources' utility businesses affect rates?

Western Resources will file a rate case on Nov. 27, 2000, and the Kansas Corporation Commission will review the company's data and input from other sources to determine whether rates will increase, decrease or remain the same for KPL and KGE. The Kansas Corporation Commission should complete the rate case review by July 2001.

How will customers be affected by the transaction?

Customers will continue to receive safe and reliable electric service and benefit from technological innovations derived through the merger with PNM. In 1999, PNM was featured in a leading industry publication as one of the five most technologically innovative utilities in the nation.

What are PNM's rates?

PNM's residential rates in 1999 were 7.7 cents/kwh.

What about the company's Shared Services division? Will it be retained or will those jobs be lost?

PNM has a similar Shared Services structure and understands the cost savings and efficiencies that can be achieved through such arrangements. At this time, no plans have been made to alter Western Resources' Shared Services structure. The shared services agreement with Protection One may be terminated two years after the closing unless otherwise extended.

Will there be layoffs when the deal is closed? How many jobs will be lost and at which locations?

While the combined company will seek sensible cost savings, it has no intention to have involuntary work force reductions as a result of the transaction.

Will Westar Industries retain an investment in the new company as part of the arrangement?

Yes. Westar Industries will have an ownership interest in the combined company following the conversion of certain intercompany obligations prior to consummation of the transaction. In addition, Westar Industries has the option of making additional equity infusions into Western Resources that will be used to reduce its net debt balance prior to closing. Up to $407 million of such equity infusions may be used to purchase additional new holding company common and convertible preferred stock.

Will Western Resources have representation on the new company's board of directors?

Yes. The board of directors for the new company will be comprised of six current PNM board members and three additional directors, two of whom will be selected by PNM from a pool of candidates nominated by Western Resources and one person nominated by Westar Industries.

Why did Western Resources choose PNM as a partner?

o    Growth opportunities
o Comparable corporate philosophy with regard to power generation and wholesale marketing
o    Charitable commitment to communities
o    Strong environmental stewardship
o    Commitment to diversity Who were the other bidders?

The negotiations between Western Resources and interested parties were confidential exchanges. PNM fulfilled the criteria Western Resources initially set forth in looking for a partner, and the company is pleased with the agreement reached with PNM.

Where will the new company be housed?

The new holding company will be located in Albuquerque, New Mexico. The Kansas utility operations will remain in Topeka, as will Westar Industries.

What is the timetable for integration?  How will the system work?

Bill Real will lead the PNM integration team, which will be established in the coming weeks. The teams will be made up of representatives of both companies.

When will the Western Resources' board of directors vote to pursue the transaction?

The Western Resources and PNM boards of directors voted unanimously to approve the transactions on Nov. 8.

Are PNM's electric and gas utility employees represented by unions?

About 650 power plant and operations employees are IBEW members.

  *****************************************************************************

     Western Resources will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, documents filed with the SEC by Western Resources will be available free of charge by contacting Western Resources at the following address and telephone number: Carl A. Ricketts, Vice President, Investor Relations, Western Resources, Inc., 818 South Kansas Avenue, Topeka, KS 66612, telephone: 785-575-8424, fax:
     785-575-1774, e-mail: Carl_A_Ricketts@wr.com. Documents filed with the SEC by PNM can be obtained by contacting PNM at the following address and telephone number: Barbara L. Barsky, Senior Vice President, Planning and Investor Services, telephone: 505-241-2662, fax: 505-241-2368, e-mail: bbarsky@pnm.com.

     PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

     This document does not constitute a solicitation by Western Resources or its board of directors of any approval or action of its shareholders. Western Resources and its board of directors will be soliciting proxies from Western Resources shareholders in favor of the merger. You can obtain information about Western Resources' directors and officers and their beneficial interests in Western Resources' common stock from the SEC's website, http://www.sec.gov, and Western Resources' website, http://www.wr.com. Updated information with respect to the security holdings of these individuals, and their interests in the transaction and the solicitation, will be included in the final proxy statement to be filed with the SEC.

CAUTIONARY STATEMENT -- Certain information in this document concerning the transaction with PNM is forward-looking, including statements regarding the consideration per share that Western Resources' shareholders are projected to receive from the transaction and Western Resources' expectation as to the closing date of the transaction. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond Western Resources' control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the PNM transaction include, but are not limited to: the timely receipt of necessary shareholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; the fulfillment of all of the closing conditions specified in the transaction documents; the dollar equivalent of the market price of PNM ordinary shares; and other factors described from time to time in the reports filed be Western Resources under the Exchange Act.